UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 9, 2004
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

Publix Shopping Center, Mt. Pleasant, South Carolina

On November 9, 2004, we purchased a newly constructed shopping center known as Publix Shopping Center, containing 63,864 gross leasable square feet. The center is located at US Highway 17 and Park West Boulevard in Mt. Pleasant, South Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $12,101,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $189 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Publix	44,840	70	11.50	04/04	04/24

For federal income tax purposes, the depreciable basis in this property will be approximately $9,076,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Publix Center is newly constructed and was completed during 2004. As of November 1, 2004, the property was 95% leased to 11 tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)

Homeflix/Zone 3 Entertainment	3,750	04/09	3/5 yr.	67,500	18.00
O'Neill Liquor	1,418	05/09	1/5 yr.	25,652	18.09
Dry Cleaner USA	1,000	06/09	1/5 yr.-	19,500	19.50
Dr. Joe Marcuvich, Chiropractor	1,412	07/09	2/5 yr.	27,534	19.50
Cellular Wireless	1,000	08/09	-	21,500	21.50
Pak Mail	1,000	08/09	-	21,500	21.50
Chinese Restaurant	1,656	08/09	1/5 yr.	33,120	20.00
Lady Fitness Center	1,507	09/09	1/5 yr.	28,633	19.00
Nail Salon	1,000	09/09	1/5 yr.	20,000	20.00
The Shops at Parkwest	1,875	10/09	-	36,563	19.50
Publix	44,840	04/24	6/5 yr.	515,660	11.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Item 9.01. Financial Statements and Exhibits

  Financial Statements

No financials will be filed for Publix Shopping Center as this property does not require financial statements under Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	November 9, 2004